UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2005

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346
(Address of principal executive offices)

Registrant’s telephone number, including area code:           770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

In connection with it previously announced proposed acquisition of CardWorks, Inc. (“CardWorks”), on December 21, 2005, CompuCredit Corporation (the “Company”) and ML IBK Positions, Inc., an affiliate of Merrill Lynch (“ML IBK”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Company sold to ML IBK 250 shares of Class B Non-Voting Common Stock (the “Shares”) of its wholly owned subsidiary, Liberty Acquisition, Inc. (“Liberty”).  The Shares represent 20% of the outstanding capital stock of Liberty.  As consideration for the sale of the Shares, ML IBK has paid a nominal amount and will pay 20% of the purchase price for CardWorks and 20% of the costs associated with the acquisition of CardWorks.  Subsequent to the sale of the Shares, Liberty remains a consolidated subsidiary of the Company.  In the event the Company terminates its agreement to acquire CardWorks prior to the closing of the CardWorks transaction, the Company will repurchase the Shares for a nominal amount.

In connection with the sale of the Shares to ML IBK, the Company, ML IBK and Liberty also entered into a shareholders agreement with respect to the capital stock of Liberty (the “Shareholders Agreement”).  The Shareholders Agreement includes customary provisions restricting the ability of the parties to transfer shares of capital stock of Liberty to unaffiliated third parties, includes preemptive rights with respect to the issuance of additional shares of capital stock of Liberty and sets forth certain covenants regarding the management and operation of Liberty.  Under the terms of the Shareholders Agreement, upon the earlier of (i) the third anniversary of the date of the Shareholders Agreement and (ii) the occurrence of certain limited events set forth in the Shareholders Agreement, including a change in control of the Company or the transfer by the Company of the business or assets of CardWorks, ML IBK has the option to convert the Shares into shares of the Company’s common stock.  The conversion rate for the Shares varies and is based on the event that triggers ML IBK’s option to convert the Shares.  In the event ML IBK exercises its right to convert the Shares into common stock of the Company, the Company has also agreed to register for resale by ML IBK under the Securities Act of 1933, as amended, the shares of Company common stock issued upon the conversion.

The foregoing description of the Stock Purchase Agreement and the Shareholders Agreement are qualified in their entirety by reference to the full terms and provisions of those agreements as set forth in the Stock Purchase Agreement and the Shareholders Agreement, which are filed with this Current Report as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 3.02                                             Unregistered Sales of Equity Securities

Information responsive to this item is included in Item 1.01 above and is incorporated herein by reference.

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Item 9.01                                             Financial Statements, Pro Forma Financial Information and Exhibits

(d)                                  Exhibits

Exhibit 10.1	Stock Purchase Agreement dated December 21, 2005 between CompuCredit Corporation and ML IBK Positions, Inc.

Exhibit 10.2	Shareholders Agreement dated December 21, 2005 among CompuCredit Corporation, ML IBK Positions, Inc. and Liberty Acquisition, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: December 28, 2005	By:	/s/ Richard R. House, Jr.
Richard R. House, Jr.
President

EXHIBIT INDEX

Form 8-K

December 28, 2005

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	Stock Purchase Agreement dated December 21, 2005 between CompuCredit Corporation and ML IBK Positions, Inc.	X
10.2	Shareholders Agreement dated December 21, 2005 among CompuCredit Corporation, ML IBK Positions, Inc. and Liberty Acquisition, Inc.	X